Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-208290) and related prospectus of Neothetics, Inc. pertaining to the registration of common stock, preferred stock, debt securities, warrants and units,

(2)	Registration Statement (Form S-8 No. 333-203059) pertaining to the 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Neothetics, Inc., and

(3)	Registration Statement (Form S-8 No. 333-200409) pertaining to the Amended and Restated 2007 Stock Plan, as amended, 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan;

of our report dated February 26, 2018, with respect to the financial statements of Evofem Biosciences, Inc. (formerly Neothetics, Inc.) included in this Annual Report on Form 10-K of Evofem Biosciences, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP	/s/ Ernst & Young LLP

San Diego, California
February 26, 2018